Exhibit 99.1

KKR Financial Holdings LLC Announces Second Quarter 2012 Financial Results and

a Quarterly Distribution of $0.21 per Common Share

SAN FRANCISCO, CA, July 26, 2012—KKR Financial Holdings LLC (NYSE: KFN) (“KFN” or the “Company”) today announced its results for the second quarter ended June 30, 2012.

Second Quarter 2012 Highlights

•                  Net income for the second quarter ended June 30, 2012 totaled $71.2 million, or $0.39 per diluted common share.

•                  Declared a quarterly cash distribution of $0.21 per common share for the second quarter of 2012.

•                  Book value per common share of $9.79 as of June 30, 2012 as compared to book value per common share of $9.81 as of March 31, 2012.

For the three and six months ended June 30, 2012, KFN reported net income of $71.2 million, or $0.39 per diluted common share, and $159.3 million, or $0.87 per diluted common share, respectively. Comparatively, for the three and six months ended June 30, 2011, KFN reported net income of $107.5 million, or $0.59 per diluted common share, and $201.3 million, or $1.10 per diluted common share, respectively.

KFN’s second quarter 2012 results included net investment income of $85.6 million, other income of $19.5 million and non-investment expenses of $33.6 million. Comparatively, KFN’s second quarter 2011 results reflected net investment income of $88.7 million, other income of $62.6 million and non-investment expenses of $36.4 million. Net investment income decreased $3.1 million from the second quarter ended June 30, 2011 to 2012 primarily due to a $9.7 million increase in interest expense, partially offset by a $4.9 million increase in interest income generated from our corporate loan portfolio. Other income decreased $43.1 million from the second quarter ended June 30, 2011 to 2012 largely due to a $40.2 million decrease in net realized and unrealized gains on investments primarily as the result of a partial sale of one of our largest debt security holdings in the second quarter of 2011.

Portfolio Activity

Natural Resources Strategy

During the second quarter of 2012, the Company completed the following transactions: (i) closed the acquisition of working interests in oil and gas properties located in North Texas for approximately $69.6 million, of which $30.2 million was financed through the Company’s non-recourse natural resources credit facility; (ii) funded $29.8 million of the previously announced $90 million commitment to a partnership with Chesapeake Energy Corporation to invest in mineral interests and overriding royalty interests in key oil and gas basins in the United States and (iii) completed the acquisition of additional oil and gas working interests in acreage located in North Texas for approximately $14.8 million.

Commercial Real Estate Strategy

During the second quarter of 2012, the Company invested $36.8 million in Yorktown Center, a major shopping and entertainment center in the Chicago area, through its commercial real estate strategy.

Book Value

Book value per share decreased to $9.79 as of June 30, 2012 from $9.81 as of March 31, 2012. The decrease in book value per share from March 31, 2012 was primarily driven by (i) an increase in the Company’s accumulated other comprehensive loss, a component of shareholders’ equity, of $0.24 per share partially as a result of declines in value of certain interest rate swaps designated as cash flow hedges and (ii) the Company’s distribution to shareholders for the first quarter 2012 of $0.18 per common share, partially offset by (iii) the Company’s earnings for the second quarter of $0.40 per basic common share.

Distributions

On July 26, 2012, the Company’s board of directors declared a cash distribution of $0.21 per common share. The distribution is payable on August 23, 2012 to common shareholders of record as of the close of business on August 9, 2012.

Information for Investors: Conference Call and Webcast

The Company will host a conference call and audio webcast to review its results for the second quarter ended June 30, 2012 on July 26, 2012, at 2:00 p.m. PT (5:00 p.m. ET). The conference call may be accessed by dialing (888) 801-6507 (domestic) or +1 (913) 312-0963 (international); a pass code is not required. A telephonic replay of the call will be available through August 9, 2012 by dialing (888) 203-1112 (domestic) and +1 (719) 457-0820 (international), pass code 4076832. Supplemental materials that will be discussed during the call and the live audio web cast will be available in the Investor Relations section of the Company’s website at http://ir.kkr.com/kfn_ir/kfn_events.cfm. An audio replay of the web cast will be archived in the Investor Relations section of the Company’s website at http://ir.kkr.com/kfn_ir/kfn_events.cfm.

From time to time the Company may use its website as a channel of distribution of material company information. Financial and other important information regarding the Company is routinely posted on and accessible at the Investor Relations section for KFN at www.kkr.com. In addition, you may automatically receive email alerts and other information about the Company by enrolling your email by visiting the “Email Alerts” area in KFN’s Investor Relations section.

About KKR Financial Holdings LLC

KKR Financial Holdings LLC is a specialty finance company with expertise in a range of asset classes. KFN’s core business strategy is to leverage the proprietary resources of its manager with the objective of generating both current income and capital appreciation. KFN executes its core business strategy through its majority-owned subsidiaries. KFN is externally managed by KKR Financial Advisors LLC, a wholly-owned subsidiary of KKR Asset Management LLC, which is a wholly-owned subsidiary of Kohlberg Kravis Roberts & Co. L.P.  Additional information regarding KFN is available at http://www.kkr.com.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements with regards to commitments to deploy capital. These forward-looking statements are based on information available to the Company as of the date of this press release and actual results may differ. These forward-looking statements involve known and unknown risks, uncertainties and other factors beyond the Company’s control. Any forward-looking statements speak only as of the date of this press release and the Company expressly disclaims any obligation to update or revise any of them to reflect actual results, any changes in expectations or any change in events. If the Company does update one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward-looking statements. For additional information concerning risks, uncertainties and other factors that may cause actual results to differ from those anticipated in the forward-looking statements, and risks to the Company’s business in general, please refer to the Company’s SEC filings, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the SEC on February 28, 2012 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, filed with the SEC on May 9, 2012.

Schedule I

KKR Financial Holdings LLC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(Amounts in thousands, except per share information)

	For the three months ended June 30, 2012	For the three months ended June 30, 2011	For the six months ended June 30, 2012	For the six months ended June 30, 2011
Net investment income:
Loan interest income	$107,602	$102,656	$211,696	$212,301
Securities interest income	20,813	22,073	43,389	44,629
Other investment income	12,135	11,114	23,399	14,243
Total investment income	140,550	135,843	278,484	271,173
Interest expense	42,655	32,978	83,370	65,099
Interest expense to affiliates	12,318	14,142	25,177	26,238
Provision for loan losses	—	—	46,498	11,661
Net investment income	85,577	88,723	123,439	168,175
Other income:
Net realized and unrealized gain on investments	18,382	58,541	81,970	97,725
Net realized and unrealized (loss) gain on derivatives and foreign exchange	(3,630)	1,241	5,519	7,308
Net realized and unrealized gain (loss) on residential mortgage-backed securities, at estimated fair value	3,016	609	6,063	(129)
Net loss on restructuring and extinguishment of debt	—	—	(445)	—
Other income	1,701	2,187	5,293	4,110
Total other income	19,469	62,578	98,400	109,014
Non-investment expenses:
Related party management compensation	12,804	24,315	30,917	45,516
General, administrative and directors expenses	19,526	10,367	32,330	18,538
Professional services	1,308	1,691	3,204	3,123
Total non-investment expenses	33,638	36,373	66,451	67,177
Income before income tax expense (benefit)	71,408	114,928	155,388	210,012
Income tax expense (benefit)	203	7,424	(3,865)	8,741
Net income	$71,205	$107,504	$159,253	$201,271

Net income per common share:
Basic	$0.40	$0.60	$0.89	$1.13
Diluted	$0.39	$0.59	$0.87	$1.10

Weighted-average number of common shares outstanding:
Basic	177,809	177,674	177,792	177,376
Diluted	181,642	182,393	181,944	181,844

Schedule II

KKR Financial Holdings LLC

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(Amounts in thousands, except share information)

	June 30, 2012	December 31, 2011
Assets
Cash and cash equivalents	$473,789	$392,154
Restricted cash and cash equivalents	414,814	399,620
Securities	813,777	922,603
Corporate loans, net (includes $183,934 and $317,332 loans held for sale as of June 30, 2012 and December 31, 2011, respectively)	5,945,230	6,443,399
Equity investments, at estimated fair value ($16,418 and $12,222 pledged as collateral as of June 30, 2012 and December 31, 2011, respectively)	157,677	189,845
Derivative assets	32,319	28,463
Interest and principal receivable	38,223	62,124
Other assets	483,808	209,020
Total assets	$8,359,637	$8,647,228
Liabilities
Collateralized loan obligation secured debt	$5,063,406	$5,540,037
Collateralized loan obligation junior secured notes to affiliates	322,348	365,848
Credit facilities	100,000	38,300
Convertible senior notes	277,408	299,830
Senior notes	362,132	250,676
Junior subordinated notes	283,517	283,517
Accounts payable, accrued expenses and other liabilities	44,097	24,680
Accrued interest payable	25,043	25,536
Accrued interest payable to affiliates	6,921	6,561
Related party payable	7,967	11,078
Derivative liabilities	120,072	125,333
Total liabilities	6,612,911	6,971,396
Shareholders’ Equity
Preferred shares, no par value, 50,000,000 shares authorized and none issued and outstanding at June 30, 2012 and December 31, 2011	—	—
Common shares, no par value, 500,000,000 shares authorized, and 178,393,521 and 178,145,482 shares issued and outstanding at June 30, 2012 and December 31, 2011, respectively	—	—
Paid-in-capital	2,760,628	2,759,478
Accumulated other comprehensive loss	(46,633)	(35,619)
Accumulated deficit	(967,269)	(1,048,027)
Total shareholders’ equity	1,746,726	1,675,832
Total liabilities and shareholders’ equity	$8,359,637	$8,647,228

Investor Relations Contact:

Pam Testani

415-315-6597

investor-relations@kkr.com

Media Contact:

Kristi Huller

212-750-8300

media@kkr.com